EXHIBIT 21.1
INCOME OPPORTUNITY REALTY INVESTORS, INC.
SUBSIDIARIES OF THE REGISTRANT
The following is a list of all subsidiaries and partnership interests of Income Opportunity Realty Investors, Inc., the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2013:

Corporations
Name of Entity	Ownership	Jurisdiction

IORI Operating, Inc.	100.00%	Nevada
IORI Minerals, Inc.	100.00%	Nevada
Midland Odessa Properties, Inc. (Note 1)	19.90%	California

LLC interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction
ATI Holdings Managing Member, LLC	15.10%	Nevada
Trinity East Energy, LLC	3.70%	Texas

Partnership interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction
Nakash Income Associates	40.00%	Georgia

Note 1: American Realty Investors, Inc. owns 31.3%, Income Opportunity Realty Investors, Inc. owns 19.9% and Transcontinental Realty Investors, Inc. owns 48.8%.